SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
HANSON PLC

(Exact Name of Registrant as Specified in its Charter)

England and Wales	None

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

1 Grosvenor Place London SW1X 7JH	None

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-136396
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

6.125% Notes due 2016	The New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None
Title of Class

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE
EXHIBIT INDEX
EX-1.1: FORM OF INDENTURE
EX-1.2: FORM OF OFFICERS' CERTIFICATE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
          The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) a prospectus supplement dated August 9, 2006 (“the Prospectus Supplement”) to a prospectus dated August 8, 2006 (the “Prospectus”), relating to the Securities to be registered hereunder included in the Registrant’s Registration Statement on Form F-3 (File No. 333-136396), which was automatically declared effective by the Commission upon filing pursuant to Rule 462(e) under the Securities Act of 1933. The Registrant incorporates by reference the Prospectus Supplement and the Prospectus to the extent set forth below.
Item 1. Description of Registrant’s Securities to be Registered
          Reference is made to the information set forth under the headings “Description of Notes” and “Tax Considerations” in the Prospectus Supplement and under the heading “Description of Debt Securities” in the Prospectus, which information is incorporated herein by reference.
Item 2. Exhibits
          Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

(A)		Prospectus Supplement (incorporated herein by reference to the Registrant’s filing pursuant to Rule 424(b) on August 11, 2006).

(B)	1.1	Form of Indenture among the Registrant and The Bank of New York, as Trustee.

	1.2	Form of Officers’ Certificate of the Registrant pursuant to Section 2.4 of the Indenture setting forth the terms of the Securities.

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SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: August 10, 2006

HANSON PLC
By:	/s/ Graham Dransfield
	Name:	Graham Dransfield
	Title:	Legal Director

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EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Form of Indenture among the Registrant and The Bank of New York, as Trustee.

1.2	Form of Officers’ Certificate of the Registrant pursuant to Section 2.4 of the Indenture setting forth the terms of the Securities.

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